UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2019

ELI LILLY AND COMPANY

(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center

Indianapolis, Indiana 46285

(Address of Principal Executive Offices, and Zip Code)

(317) 276-2000

Registrant’s Telephone Number, Including Area Code

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock (no par value)	LLY	New York Stock Exchange
1.000% Notes Due June 2, 2022	LLY22	New York Stock Exchange
7 1/8% Notes Due June 1, 2025	LLY25	New York Stock Exchange
1.625% Notes Due June 2, 2026	LLY26	New York Stock Exchange
2.125% Notes Due June 3, 2030	LLY30	New York Stock Exchange
6.77% Notes Due January 1, 2036	LLY36	New York Stock Exchange

Item 8.01.	Other Events

On October 29, 2019, Eli Lilly and Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BNP Paribas, Citigroup Global Markets Limited, J.P. Morgan Securities plc, Morgan Stanley & Co. International plc, Academy Securities, Inc., C.L. King & Associates, Inc., Mischler Financial Group, Inc. and Penserra Securities LLC, for the issuance and sale by the Company of €600,000,000 aggregate principal amount of its 0.625% Notes due 2031 (the “2031 Notes”) and €1,000,000,000 aggregate principal amount of its 1.700% Notes due 2049 (the “2049 Notes”, and together with the 2031 Notes, the “Notes”). The Notes are to be issued pursuant to an indenture (the “Indenture”), dated February 1, 1991, between the Company and Deutsche Bank Trust Company Americas, as successor to Citibank, N.A., as trustee, and an officers’ certificate setting forth the terms of the Notes (which includes the forms of Notes as exhibits). The offering of the Notes was registered on a Registration Statement on Form S-3 (File No. 333-229735). The 2031 Notes accrue interest at a rate of 0.625% per annum, payable annually, and, except as contemplated in the following paragraph, mature on November 1, 2031. The 2049 Notes accrue interest at a rate of 1.700% per annum, payable annually, and, except as contemplated in the following paragraph, mature on November 1, 2049. Upon the closing of the offering of the Notes, which is expected to occur on November 7, 2019, the Company will realize, after deduction of the underwriter’s discount and before deduction of offering expenses, net proceeds of approximately €1.58 billion.

Upon occurrence of an Event of Default (as defined in the Indenture) with respect to a series of Notes, the principal amount of the Notes of that series may be declared and become due and payable immediately. The Company may, at its election, redeem the Notes, in whole or in part, from time to time at the redemption prices and on the terms and conditions set forth in the Notes. The Company may also, at its election, redeem each series of the Notes in whole, but not in part, upon the occurrence of certain tax events at a redemption price equal to 100% of the then principal amount, together with unpaid interest accrued thereon to the date fixed for redemption. The above description of the Underwriting Agreement and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the officers’ certificate, the Indenture and the forms of the Notes filed as exhibits hereto, which exhibits are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following Exhibits are filed as part of this Report on Form 8-K:

1.1	Underwriting Agreement.

4.1*	Indenture, dated February 1, 1991, between the Company and Deutsche Bank Trust Company Americas, as successor to Citibank, N.A., as Trustee.

4.2**	Tripartite Agreement, dated September 13, 2007, appointing Deutsche Bank Trust Company Americas as Successor Trustee under the Indenture listed above.

4.3	Form of Officers’ Certificate setting forth the terms and form of the Notes.

4.4	Form of 0.625% Note due 2031 (included in Exhibit 4.3 above).

4.5	Form of 1.700% Note due 2049 (included in Exhibit 4.3 above).

5.1	Opinion of Covington & Burling LLP.

5.2	Opinion of Crystal T. Williams, Esq.

23.1	Consent of Covington & Burling LLP (included as part of Exhibit 5.1).

23.2	Consent of Crystal T. Williams, Esq. (included as part of Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Incorporated by reference to the same-numbered exhibit of the Company’s Registration Statement on Form S-3, filed with the SEC on March 1, 2013.
**	Incorporated by reference to the same-numbered exhibit of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:	/s/ Crystal T. Williams
Name:	Crystal T. Williams
Title:	Assistant General Counsel and Assistant Corporate Secretary

Dated: November 6, 2019